Exhibit 99.1

As previously announced, TDS and USM will hold a joint teleconference Feb. 9, 2005 at 10:00 a.m. Chicago time. Interested parties may listen to the call live on the U.S. Cellular web site at www.uscellular.com in the Conference Call section of Investor Relations.

Contact:	Kenneth R. Meyers, Executive Vice President - Finance - U.S. Cellular (773) 399-8900 kmeyers@uscellular.com

Mark A. Steinkrauss, Vice President, Corporate Relations - TDS (312) 592-5384 mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE

U.S. CELLULAR REPORTS STRONG GROWTH IN THE FOURTH QUARTER

CHICAGO - Feb. 9, 2005 - United States Cellular Corporation [AMEX:USM] reported service revenues of $673.2 million for the fourth quarter of 2004, up 8.5 percent from $620.6 million in the comparable period a year ago. The company recorded operating income of $41.6 million during the quarter compared to $24.3 million in the fourth quarter of 2003. Net income and basic earnings per share were $40.5 million and $0.47, respectively, compared to net income and basic earnings per share of $20.6 million and $0.24, respectively, in the comparable period one year ago.

Operating income included $10.1 million of “Gain (loss) on assets held for sale” related to the Nov. 30, 2004, sale to ALLTEL Communications, Inc. (“ALLTEL”) of U.S. Cellular’s operations in two markets which were previously included in consolidated operations. In addition, “Gain (loss) on investments” included $26.6 million related to the sale of seven investment markets to ALLTEL on the same date.

Fourth quarter 2004 operating results do not include any results from operations of the south Texas markets that were sold to AT&T Wireless Services, Inc., now a subsidiary of Cingular Wireless LLC (“Cingular”), in Feb. 2004, or results of operations for the month of Dec. 2004 from the two markets sold to ALLTEL in Nov. 2004. The south Texas markets contributed $15 million of service revenues in the fourth quarter of 2003.

Fourth Quarter Highlights

  Customers totaled 4,945,000, a 12 percent increase from 4,409,000 customers one year earlier. Customers at Dec. 31, 2004 do not include 33,000 customers divested in the sale of markets to ALLTEL in 2004.

  Net customer activations from distribution channels totaled 150,000 during the quarter, compared to 141,000 activations for the same quarter of 2003.

  For the quarter, the company recorded postpay churn of 1.6 percent, which is favorable to industry averages.
  Average monthly retail service revenue per customer remained relatively constant at $40.55 compared to $40.64 in the same period a year ago.

President’s Comments
“The quarter brought to a close a very successful year for U.S. Cellular, one of significant accomplishments and strong operating results,” said John E. Rooney, president and chief executive officer. “The 150,000 net customers we added in the quarter through our marketing channels brought net customer additions for the year to 627,000, an increase of 40 percent over our net adds in 2003. Our post-pay churn rate for the quarter of 1.6 percent remains one of the industry’s lowest and testifies to the success of our customer satisfaction strategy. Service revenues for the quarter improved 8.5 percent year over year, despite our having divested several markets in the interim. On a comparable basis net of divested properties, service revenue increased 11 percent over last year’s fourth quarter.

“Contributing to our strong performance in the fourth quarter were the three new markets we launched in the third quarter. Oklahoma City, Lincoln, Neb. and Portland, Maine are each doing well and were ahead of their year-end revenue targets.

“During the quarter we also completed our three-year wireless network upgrade initiative – ahead of schedule and below our original spending plan. With all our markets now supporting CDMA 1X technology, we are able to offer our popular easyedgeSM data services in all of our service areas. Data services have been an excellent growth driver for the company. Customer take rates have been above our expectations, with data services revenue totaling $23 million in the quarter and $67 million for the year. We expect the take rate to improve even further as more customers begin to use data services and as we continue to enhance the features we offer.

“In summary, the fourth quarter was a solid quarter that concluded an excellent year for U.S. Cellular. During the year, we strengthened our footprint, initiating service in new markets that build on our existing footprint and divesting several that no longer supported our strategic direction. We completed our network upgrade initiative and enhanced our growing line of data services. And in 2004 we added a record number of new customers while keeping our churn rate low, despite wireless number portability.

“My thanks go to every one of our associates for their exceptional work and their continual focus on putting the customer first. Building on the momentum we achieved this year, and remaining centered on our customer satisfaction strategy, we are confident that 2005 will prove to be another strong year for U.S. Cellular.”

Reconciliation of Service Revenue
(Dollars in thousands)
Quarter Ended Dec. 31, 2003:
Service revenue as reported	$620,639
Less service revenue attributed to markets sold or traded in 2004	14,962
Pro-forma service revenue for the three months ended Dec. 31, 2003	$605,677

Service revenue as reported for the three months ended Dec. 31, 2004	$673,223

Percentage year-over-year service revenue growth
for three months ended Dec. 31, 2004
Based on amounts as reported	8.5%
Based on pro-forma service revenue for the three months ended Dec. 31, 2003	11.2%

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The pro-forma numbers above are non-GAAP financial measures as defined by SEC rules. Management believes that they are useful measures to evaluate the company’s performance excluding the divested markets, but they should not be considered as alternatives to GAAP.

As previously announced, TDS and U.S. Cellular will hold a joint teleconference Feb. 9, 2005, at 10:00 a.m. Chicago time. Interested parties may listen to the call live over the Internet by accessing http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67422&eventID=1004106, or the conference call page of the Investor Relations section of www.uscellular.com, or connect by telephone at 888/245-6674 with a pass code of 3521201. The conference call will be archived on the conference call section of our web site at www.uscellular.com. Prior to the commencement of the call, certain financial and statistical information discussed during the conference call comments will be posted to the web site, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed. Investors may access this additional information on the conference call page of the Investor Relations section of the U.S. Cellular web site.

As of Dec. 31, U.S. Cellular Corporation, the nation’s seventh largest wireless service carrier, provided wireless service to 4.9 million customers in 25 states. The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: changes in circumstances or events that may affect the ability of the company to start up the operations of the licensed areas involved in the AT&T Wireless transaction completed in August 2003; the ability of the company to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in the overall economy; changes in competition in the markets in which the company operates; changes due to industry consolidation; advances in telecommunications technology; the impact of wireless local number portability; changes in the telecommunications regulatory environment; changes in the value of investments, including variable prepaid forward contracts; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; pending and future litigation; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming rates and the mix of products and services offered in the company’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.

U.S. Cellular’s web site is www.uscellular.com

UNITED STATES CELLULAR CORPORATION SUMMARY OPERATING DATA

Quarter Ended	12/31/04	9/30/04	6/30/04	3/31/04	12/31/03

Consolidated Markets:
Total population (000s) (1)	44,391	45,581	45,581	45,581	46,267
Customer units	4,945,000	4,828,000	4,684,000	4,547,000	4,409,000

Gross customer unit activations	408,000	387,000	365,000	397,000	368,000
Net customer unit activations	150,000	144,000	137,000	196,000	141,000
Market penetration (1)	11.14%	10.59%	10.28%	9.98%	9.53%
Cell sites in service	4,856	4,713	4,420	4,122	4,184
Average monthly revenue per unit (2)	$46.12	$48.49	$47.79	$46.16	$47.80
Retail service revenue per unit (2)	$40.55	$41.51	$41.58	$40.26	$40.64
Inbound roaming revenue per unit (2)	$2.47	$3.39	$3.21	$3.17	$3.90
Long-distance/other revenue per unit (2)	$3.10	$3.59	$3.00	$2.73	$3.26
Minutes of use (MOU) (3)	568	553	542	491	462
Postpay churn rate per month (4)	1.6%	1.6%	1.5%	1.3%	1.4%
Marketing cost per gross
customer unit addition (5)	$442	$410	$392	$371	$384
Capital Expenditures ($000s)	$260,358	$131,648	$162,579	$100,535	$193,413

(1)	Market penetration is calculated using 2003 Claritas population estimates for all periods of 2004 and 2002 Claritas estimates for 2003. "Total population" represents the total population of each of U.S. Cellular's consolidated markets, regardless of whether the market has begun marketing operations. The 12/31/04 total population counts exclude the population of the two markets sold to ALLTEL in November 2004. The 9/30/04, 6/30/04 and 3/31/04 total population counts include the population of the market added to consolidated operations as of 1/1/04, but exclude the population of the six markets sold to AT&T Wireless (now Cingular Wireless) in February 2004. The 12/31/03 total population counts exclude the population of the 10 markets transferred to AT&T Wireless (now Cingular Wireless) in August 2003 and include the population of markets acquired from AT&T Wireless (now Cingular Wireless) in that transaction. The population of markets in which U.S. Cellular has deferred the transfer of licenses from AT&T Wireless (now Cingular Wireless) are not included in the total population counts for any period.
(2)	Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:
Service Revenues per Financial Highlights	$673,223	$691,964	$662,658	$619,382	$620,639
Components:
Retail service revenue during quarter	$591,972	$592,411	$576,541	$540,228	$527,626
Inbound roaming revenue during quarter	$36,027	$48,402	$44,516	$42,499	$50,653
Long-distance/other revenue during quarter	$45,224	$51,151	$41,601	$36,655	$42,360

Divided by average customers during quarter (000s)	4,866	4,757	4,622	4,473	4,328
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$46.12	$48.49	$47.79	$46.16	$47.80
Retail service revenue per unit	$40.55	$41.51	$41.58	$40.26	$40.64
Inbound roaming revenue per unit	$2.47	$3.39	$3.21	$3.17	$3.90
Long-distance/other revenue per unit	$3.10	$3.59	$3.00	$2.73	$3.26

(3)	Average monthly local minutes of use per customer (without roaming).
(4)	Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.
(5)	Due to changes in accounting for agent rebates and net customer retention expenses, for all periods shown this measurement is no longer calculable using information from the financial statements as reported. The details of this calculation and a reconciliation to line items reported in Financial Highlights for each respective quarter are shown on U.S. Cellular's web site, along with additional information related to U.S. Cellular's fourth quarter results, at www.uscellular.com.

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UNITED STATES CELLULAR CORPORATION FINANCIAL HIGHLIGHTS Three Months Ended December 31 (Unaudited, dollars in thousands, except per share amounts)
			Increase (Decrease)

	2004	2003	Amount	Percent

Operating Revenues
Service	$673,223	$620,639	$52,584	8.5%
Equipment sales	46,308	47,457	(1,149)	(2.4%	)

Total Operating Revenues	719,531	668,096	51,435	7.7%

Operating Expenses
System operations (excluding depreciation shown below)	126,533	137,438	(10,905)	(7.9%	)
Cost of equipment sold	130,223	110,001	20,222	18.4%
Selling, general and administrative	296,864	259,635	37,229	14.3%
Depreciation	122,901	102,235	20,666	20.2%
Amortization and accretion	11,490	12,193	(703)	(5.8%	)
(Gain) loss on assets held for sale	(10,081)	22,289	(32,370)	N/M

Total Operating Expenses	677,930	643,791	34,139	5.3%

Operating Income	41,601	24,305	17,296	71.2%

Investment income	16,568	14,900	1,668	11.2%
Interest and dividend income	7,618	1,978	5,640	N/M
Interest (expense)	(21,304)	(17,094)	(4,210)	(24.6%	)
Gain (loss) on investments	26,266	(1,700)	27,966	N/M
Other income (expense), net	112	132	(20)	(15.2%	)

	29,260	(1,784)	31,044	N/M

Income Before Income Taxes and Minority Interest	70,861	22,521	48,340	N/M
Income tax expense (benefit)	27,307	(493)	27,800	N/M

Income Before Minority Interest	43,554	23,014	20,540	89.3%
Minority share of income	(3,058)	(2,448)	(610)	(24.9%	)

Net Income	$40,496	$20,566	$19,930	96.9%

Basic Weighted Average Common Shares Outstanding (000s)	86,344	86,148	196	0.2%

Basic Earnings (Loss) Per Share	$0.47	$0.24	$0.23	95.8%

Diluted Weighted Average Common Shares Outstanding (000s)	86,890	86,788	102	0.1%

Diluted Earnings (Loss) Per Share	$0.47	$0.24	$0.23	95.8%

N/M - Percentage change not meaningful

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UNITED STATES CELLULAR CORPORATION FINANCIAL HIGHLIGHTS Twelve Months Ended December 31 (Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)

	2004	2003	Amount	Percent

Operating Revenues
Service	$2,647,227	$2,423,789	$223,438	9.2%
Equipment sales	190,392	158,994	31,398	19.7%

Total Operating Revenues	2,837,619	2,582,783	254,836	9.9%

Operating Expenses
System operations (excluding depreciation shown below)	563,069	576,159	(13,090)	(2.3%	)
Cost of equipment sold	486,952	355,150	131,802	37.1%
Selling, general and administrative	1,122,700	1,004,655	118,045	11.7%
Depreciation	450,032	374,769	75,263	20.1%
Amortization and accretion	47,910	57,564	(9,654)	(16.8%	)
Loss on impairment of intangible assets	—	49,595	(49,595)	N/M
(Gain) loss on assets held for sale	(10,806)	45,908	(56,714)	N/M

Total Operating Expenses	2,659,857	2,463,800	196,057	8.0%

Operating Income	177,762	118,983	58,779	49.4%

Investment income	68,481	52,063	16,418	31.5%
Interest and dividend income	10,801	4,872	5,929	121.7%
Interest (expense)	(86,241)	(64,607)	(21,634)	(33.5%	)
Gain (loss) on investments	24,436	(5,200)	29,636	N/M
Other income (expense), net	(2,607)	39	(2,646)	N/M

	14,870	(12,833)	27,703	N/M

Income Before Income Taxes and Minority Interest	192,632	106,150	86,482	81.5%
Income tax expense	73,708	37,232	36,476	98.0%

Income Before Minority Interest	118,924	68,918	50,006	72.6%
Minority share of income	(9,903)	(11,912)	2,009	16.9%

Income Before Cumulative Effect of Accounting Change	109,021	57,006	52,015	91.2%
Cumulative effect of accounting change, net of tax	—	(14,346)	14,346	N/M

Net Income	$109,021	$42,660	$66,361	N/M

Basic Weighted Average Common Shares Outstanding (000s)	86,244	86,136	108	0.1%
Basic Earnings (Loss) Per Share
Income from continuing operations	$1.26	$0.67	$0.59	88.1%
Cumulative effect of accounting change	—	(0.17)	0.17	N/M

	$1.26	$0.50	$0.76	N/M

Diluted Weighted Average Common Shares Outstanding (000s)	86,736	86,602	134	0.2%
Diluted Earnings (Loss) Per Share
Income from continuing operations	$1.26	$0.66	$0.60	90.9%
Cumulative effect of accounting change	—	(0.17)	0.17	N/M

	$1.26	$0.49	$0.77	N/M

N/M - Percentage change not meaningful

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UNITED STATES CELLULAR CORPORATION CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) ASSETS

	December 31, 2004	December 31, 2003

Current Assets
Cash and cash equivalents
General funds	$40,863	$9,822
Affiliated cash equivalents	59	26

	40,922	9,848
Accounts receivable	317,649	286,980
Inventory	76,918	70,963
Prepaid expenses	31,507	22,396
Deferred income tax asset	83,741	16,786
Other current assets	28,214	17,132

	578,951	424,105

Investments
Licenses	1,186,764	1,189,326
Goodwill	425,918	430,256
Customer list, net	24,915	24,448
License rights	42,037	42,037
Marketable equity securities	282,829	260,188
Investments in unconsolidated entities, net	162,764	170,569
Notes and interest receivable-long-term	4,885	6,476

	2,130,112	2,123,300

Property, Plant and Equipment
In service and under construction	3,910,080	3,441,177
Less accumulated depreciation	1,544,644	1,267,293

	2,365,436	2,173,884

Deferred Charges
System development costs, net	74,283	97,370
Other, net	33,145	26,565

	107,428	123,935

Assets of Operations Held for Sale	—	100,523

Total Assets	$5,181,927	$4,945,747

NOTE: Certain December 31, 2003 amounts have been changed to conform to current period presentation.

7a

UNITED STATES CELLULAR CORPORATION CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) LIABILITIES AND SHAREHOLDERS' EQUITY

	December 31, 2004	December 31, 2003

Current Liabilities
Current portion of long-term debt	$—	$3,000
Current portion of long-term debt - affiliates	—	105,000
Notes payable	30,000	—
Accounts payable
Affiliates	5,314	4,252
Trade	254,926	281,306
Customer deposits and deferred revenues	104,578	93,789
Accrued interest	6,120	11,416
Accrued taxes	78,624	25,477
Accrued compensation	49,116	39,257
Other current liabilities	18,188	18,399

	546,866	581,896

Long-term Debt
6% zero coupon convertible debentures	—	157,659
7.25% notes	—	250,000
Variable prepaid forward contract	159,856	159,856
8.75% notes	130,000	130,000
6.7% notes	530,930	436,829
7.5% notes	330,000	—
Other	10,000	10,000

	1,160,786	1,144,344

Deferred Liabilities and Credits	845,812	691,580

Minority Interest	40,373	60,097

Liabilities of Operations Held for Sale	—	2,427

Common Shareholders' Equity
Common Shares, par value $1 per share	55,046	55,046
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,302,496	1,308,963
Treasury Shares	(99,627)	(115,156)
Accumulated other comprehensive income	31,393	26,789
Retained earnings	1,265,776	1,156,755

	2,588,090	2,465,403

Total Liabilities and Shareholders' Equity	$5,181,927	$4,945,747

NOTE: Certain December 31, 2003 amounts have been changed to conform to current period presentation.

7b